                                                                    EXHIBIT 23.1

              DELOITTE & TOUCHE LLP CONSENT AND REPORT ON SCHEDULE

    We consent to the use in this Registration Statement of 3Com Corporation on Form S-4 of our report dated June 24, 1996 appearing in the Prospectus/Consent Solicitation Statement which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus/Consent Solicitation Statement.

    Our audits of the financial statements referred to in our aforementioned report also included the financial statement schedule of 3Com Corporation, listed in Item 21. This financial statement schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. The financial statement schedule gives retroactive effect to the fiscal 1996 mergers of 3Com Corporation with Chipcom Corporation and Primary Access Corporation, which have been accounted for as poolings-of-interest. We did not audit the infomation in such financial statement schedule relating to Chipcom Corporation for the two years in the period ended December 31, 1994, which information is included in 3Com Corporation's schedule for the years ended May 31, 1995 and 1994, or relating to Primary Access Corporation for the fifty-three weeks ended October 3, 1993, which information is included in 3Com Corporation's schedule for the year ended May 31, 1994. Such information was audited by other auditors whose reports have been furnished to us, and our opinion, insofar as it relates to the amounts included for Chipcom Corporation and Primary Access Corporation for fiscal 1995 and 1994, is based solely on the reports of other auditors. In our opinion, based on our audits and the reports of other auditors, such financial statement schedule, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

San Jose, California
October 10, 1996